UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2011

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA	94104
(Address of principal executive offices)	(zip code)

(213) 400-0770
(Registrant’s telephone number, including area code)

________________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Statement

On November 15, 2011, we filed a Current Report on Form 8-K regarding our acquisition, through our wholly-owned subsidiary, Bitzio Holdings, Inc., of Thinking Drone, Inc.  This Amended 8-K/A is being filed to include the required financial statements.

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets

On November 9, 2011 (the “Closing Date”), our wholly-owned subsidiary, Bitzio Holdings, Inc., completed the purchase of all of the shares of common stock of Thinking Drone, Inc., a California corporation, from Mr. Quoc Bui and Mr. Michael Moon (collectively, the “Sellers”), pursuant to a Form of Proposed Acquisition Agreement dated September 14, 2011, as amended on November 9, 2011 (the “Agreement”). There was no material relationship between us and the Sellers, other than the Agreement.

Thinking Drone, Inc., which carries on business as Free the Apps and Pici Apps, is an independent application developer for the iPhone and Android platforms.

As consideration for the acquisition, we (i) issued to the Sellers an aggregate of five million (5,000,000) shares of our common stock, and (ii) will pay an aggregate of $500,000 cash, of which $50,000 was paid on November 30, 2011, and not less than $25,000 of which is to be paid on or before the last day of each month commencing December 31, 2011, plus interest commencing from the Closing Date at 5.25% per annum computed monthly on the unpaid balance, if any, and the unpaid balance and unpaid interest, if any, is to be paid on or before October 31, 2012.  As of the date hereof, we have made all payments as scheduled.

Section 3 – Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities

On November 15, 2011, we issued 5,000,000 shares of our common stock, restricted in accordance with Rule 144, to Quoc Bui and Michael Moon as consideration for the purchase of Thinking Drone, Inc.  The shares were issued at a deemed price of $0.15 per share.  The issuance was exempt pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were sophisticated investors familiar with our operations and management.

Section 9 – Financial Statement and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Thinking Drone, Inc.  Financial statements required by this item are included as Exhibits 99.1 and 99.2.

(b)           Proforma Financial Information.  Proforma financial information required by this item are included as Exhibit 99.3.

(d)           Exhibits.

Exhibit No.	Description

2.1 (1)	Form of Proposed Acquisition Agreement with Thinking Drone, Inc.

2.2 (1)	Amended Form of Acquisition Agreement with Thinking Drone, Inc.

99.1
Thinking Drone, Inc. Audited Balance Sheet as of December 31, 2010 and 2009, and the related Statements of Operations, Stockholders’ Equity and Cash Flows for the Year Ended December 31, 2010 and for the Period from Inception on September 1, 2009 through December 31, 2009.

99.2
Thinking Drone, Inc. Balance Sheet as of September 30, 2011 (unaudited) and December 31, 2011 (audited) and related Statements of Operations, Stockholders’ Equity, and Cash Flows for the Three and Nine Months Ended September 30, 2011 and 2010 (unaudited)

99.3	Pro-Forma Financial Information
____________
(1)	Incorporated by reference from our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2011 dated and filed with the Commission on November 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: February 9, 2012	By:	/s/ William Schonbrun
William Schonbrun
	Its:	President and Chief Executive Officer